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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coventry Health Care, Inc. 1998 Stock Incentive Plan of our reports dated February 26, 1997, with respect to the consolidated financial statements of Principal Health Care, Inc. and the related financial schedule included in the Coventry Health Care, Inc. Registration Statement on Form S-4 (No. 333-45821), to the reference to our firm in the under the caption "Experts" in the Coventry Health Care, Inc. Registration Statement on
Form S-4 (No. 333-45821) and our report dated March 2, 1998 with respect to the supplemental consolidated financial statements of Principal Health Care, Inc. included in the Coventry Health Care, Inc. Current Report on Form 8-K dated April 8, 1998, filed with the Securities and Exchange Commission.




                                    /s/ Ernst & Young, LLP

Washington, D.C.
April 20, 1998